Exploration & Production



CANADA
Lake Ontario
Rochester
Buffalo
NY
Albany
Lake Erie
Erie
New York
PA
Pittsburgh
Harrisburg
KS
Topeka
Wichita
Amarillo
Dallas
El Paso
TX
Houston
CA
Bakersfield
Los Angeles
SENECA RESOURCES AREAS

Pipeline & Storage


CANADA
LAKE ONTARIO
Rochester
Buffalo
LAKE ERIE
Erie
NY
Albany
PA
New York
Pittsburgh
Harrisburg
STORAGE AREAS
SYSTEM PIPELINES

Gathering


CANADA
LAKE ONTARIO
Rochester
Buffalo
LAKE ERIE
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
NFG MIDSTREAM PIPELINES

Utility


CANADA
Lake Ontario
Rochester
Buffalo
NY
Lake Erie
Erie
PA
New York
Pittsburgh
Harrisburg
DISTRIBUTION CORPORATION AREA

Energy Marketing


CANADA
Lake Ontario
NY
Rochester
Buffalo
Lake Erie
Erie
PA
New York
Pittsburgh
Harrisburg
NATIONAL FUEL RESOURCES MARKETING AREA